ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                       ROGERS HARDWARE AND LUMBER COMPANY
                       ----------------------------------

     We, the undersigned for the purpose forming a corporation under and pursuant to Chapter 300 of the Session Laws of the State of Minnesota for 1933, known as the Business Corporation Act, and all acts amendatory thereof, do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I
                                    ---------

Section 1.  The name of this corporation shall be:

                       ROGERS HARDWARE AND LUMBER COMPANY

Section 2.  The purpose of this corporation is to maintain and operate at retail
----------
and at wholesale a lumber and hardware business and to manufacture, buy, sell or in every ways deal in at retail or at wholesale in lumber, building material, hardware, farm machinery and equipment of all kinds and description and to furnish parts or make repairs to any and all kinds of equipment, machines or machinery and to operate a lumber, hardware, general repair and construction business in all its branches; for its self or as agent or broker for others; to own, operate, manage, construct, reconstruct, repair, alter, improve or remove any and all kinds of buildings, structures, equipment, facilities or installations, to buy, purchase, own, hold, manage, operate, lease, mortgage, sell and/or convey, either or both, real and personal property; to buy, purchase, hold, sell, exchange, transfer or otherwise deal in shares of capital stock, bonus, mortgages and other obligation; including the right to purchase, hold, sell, exchange, or transfer or otherwise deal in its own capital stock to act as agent, broker or factor for any person, persons, firm or corporation to enter into partnerships and joint ventures and partnership agreements and to perform partnership and joint venture agreements; to apply for, obtain, buy, sell and convey patents, patent rights and copyrights; to borrow money and to do any and all things convenient for or in connection with or incidental to the accomplishment of the purposes of the corporation.


Section 3.  The duration of this corporation shall be perpetual
---------



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Section 4.  The location and post office address of the present registered
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office in the state of Minnesota shall be Rogers, Minnesota.

                                   ARTICLE II
                                   ----------

     The capital stock of this corporation shall consist of One Thousand (1,000) shares of common stick of no par value.

                                   ARTICLE III
                                   -----------

     The amount of stated capital with which this corporation shall commence business shall not be less than Twenty Five Thousand and no/100 ($25,000.00) Dollars.

                                   ARTICLE IV
                                   ----------

     The governing body of this corporation shall consist of a Board of Directors, consisting of not less than three (3) members or not more than five
(5) members. The Board of Directors and the officers of this corporation need not be shareholders.

                                    ARTICLE V
                                    ---------

     The first Board of Directors shall consist of three (3) members. The names and post office addresses of the first Board of Directors shall be:

     J. E. FEYERESEN          whose post office address is
                              5257 York Avenue South,
                              Minneapolis, Minnesota, who
                              shall be President.

     ELIZABETH FEYERESEN      whose post office address is
                              5257 York Avenue South,
                              Minneapolis, Minnesota, who
                              shall be Vice-President.

     W. F. FEYERESEN          whose post office address is
                              6713 Cornelia Drive,
                              Minneapolis, Minnesota, who
                              shall be Secretary and Treasurer.

     The terms of office of the said Directors and Officers of the corporation shall be until 12th day of January, 1960; or until their successor of successors have been duly elected or appointed, and have qualified. Members of the Board of Directors of this corporation and the officers of the corporation need not be shareholders.

                                   ARTICLE VI
                                   ----------

     The name and post office address of each incorporator is:

     J. E. FEYERESEN          5257 York Avenue South,
                              Minneapolis, Minnesota

     ELIZABETH FEYERESEN      5257 York Avenue South,
                              Minneapolis, Minnesota

     W. F. FEYERESEN          6713 Cornelia Drive,
                              Minneapolis, Minnesota

     IN TESTIMONY WHEREOF,  We have hereunto set our hands and seals this 6th
                                                                          ---
day of February, 1959.

                              /s/  J. E. Feyeresen
                              ------------------------
                              J. E. Feyeresen

                              /s/  Elizabeth Feyeresen
                              ------------------------
                              Elizabeth Feyeresen

                              /s/  W. F. Feyeresen
                              ------------------------
                              W. F. Feyeresen


     IN PRESENCE OF:

/s/
---------------------------

/s/
---------------------------


STATE OF MINNESOTA)
                  )  SS
COUNTY OF Hennepin)

     On this 6th day of February, 1959, before me a Notary Public within and for
             ---
said County and State, personally appeared J.E. Feyeresen, Elizabeth Feyeresen and W.F. Feyerson, to me known to be the persons described in and who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their own free act and deed, for the purpose therein met forth.

                                        /s/  L. W. Crawhall
                                        -------------------
                                        L. W. Crawhall
                                        Notary Public, Hennepin County, Minn
                                        My commission expires July 20, 1965.

                                                  (NOTARY SEAL)

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                       ROGERS HARDWARE AND LUMBER COMPANY
                       ----------------------------------





              |---------------------------------------------------|
              |                STATE OF MINNESOTA                 |
              |                DEPARTMENT OF STATE                |
              |                                                   |
              |         I hereby certify that the within          |
              |     instrument was filed for record in this       |
              |           office on the 11 day of Feb.            |
              |                         --        ----            |
              |            A.D. 1959 at 8 o'clock AM,             |
              |                   --    -         -               |
              |        and was duly recorded in Book X-17         |
              |                                      ----         |
              |      of incorporations on page     388            |
              |                                ------------       |
              |                                                   |
              |                         /s/ Joseph L. Danarissa   |
              |                         Secretary of State        |
              |---------------------------------------------------|


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